NEWS RELEASE

CONTANGO SILVER & GOLD

Contango Announces Results for the Quarter Ended June 30, 2026

FAIRBANKS, AK - (August 13, 2026) - Contango Silver and Gold Inc. ("Contango" or the "Company") (NYSE American / TSX: CTGO) announced today that it filed with the Securities and Exchange Commission its Form 10-Q for the quarter ended June 30, 2026 (“Q2-2026”).

Rick Van Nieuwenhuyse, Chief Executive Officer of the Company, stated, "The second quarter of 2026 was a transformative period of operational execution and financial restructuring for Contango across all four projects. At Manh Choh, having completed mining in the North Pit, we are entering a high-production phase as we transition into the higher-grade portions of the South Pit where we expect both processed ore tonnage and grades to increase through the remainder of the year. Operational enhancements are being implemented at the Fort Knox mill to optimize recoveries ahead of our third 2026 campaign later this month with anticipated production of 11,000 to 12,000 gold equivalent ounces net to Contango, keeping us firmly on track to meet our 2026 production guidance of 40,000 to 45,000 gold ounces. Looking ahead, this sets the stage for a dramatic step-up in 2027, where we are guiding to 75,000 to 80,000 ounces of gold production at cash costs of $1,200 to $1,300 per ounce and AISC of $1,300 to $1,400 per ounce sold.

“Crucially, we hit a major milestone with Manh Choh this quarter: against our initial capital investment of $105 million (“M”), total returns to date have now reached $160 M—meaning our initial investment is fully repaid, and all future cash flows from the asset represent pure upside and clear profit. Supported by a $9.0 M distribution from the Peak Gold JV during the quarter, we ended Q2 with $89.0 M in cash, up from $64.8 M at year-end 2025. We leveraged this balance sheet strength to systematically simplify our capital structure and de-risk our growth assets. On July 1, 2026, we amended our credit facility and converted the remaining 15,000 ounces of 2027 gold hedges into debt. Combined with the early delivery of our 2026 hedge obligations in June, our hedge book is now fully liquidated, giving us 100% unhedged upside to gold prices. In parallel, we extinguished long-term liabilities by buying out the underlying Lucky Shot lease and 2% NSR royalty to secure 100% ownership, while also settling outstanding milestone payment obligations."

Mr. Van Nieuwenhuyse continued "Operationally, our expanded portfolio is advancing rapidly. Following our merger with Dolly Varden Silver, team integration is complete and yielding immediate results. At Kitsault Valley, an updated Mineral Resource estimate has taken longer to complete than expected and is now due later this quarter. Meanwhile, drilling this year has completed over 35,000 meters of our 40,000-meter campaign – well ahead of schedule and well under budget. Consequently, we are planning to drill an additional 5,000 to 10,000 meters on high-quality targets. At Lucky Shot, underground and surface drilling are on track and providing clear structural continuity of the Lucky Shot vein system. Finally, at Johnson Tract, earthworks are progressing on the access road between Camp and the proposed underground portal site, and permitting is progressing on schedule under the FAST-41 program. With the hedges extinguished and Manh Choh generating strong cash flows, the Company is well positioned to execute our plan to grow production from our current average of 60,000 gold equivalent ounces to over 200,000 ounces of gold and 5 M ounces of silver production annually.

During Q2-2026, the Company had the following updates:

In Q2-2026, Contango’s share of production sold from the Manh Choh mine, jointly held by Kinross and Contango, totaled 8,627 ounces of gold and 10,319 ounces of silver. During the quarter, the Company also received a cash distribution of $9 M from the Peak Gold JV. The Company reported a total loss from operations of $8.5 M, net income of $4.8 M and an adjusted net loss1 of $5.5 M. The Company's unrestricted cash position as of June 30, 2026 was $89.0 M compared to $64.8 M as of December 31, 2025.

Manh Choh Production Results

Peak Gold JV (on a 100% basis)[1]	Q2-2026	YTD 2026
Total tons mined	2.73	4.69	M tons

1 See non-GAAP measures at end of this press release for calculation of Adjusted Net Income

Ore tons mined	261,941	482,819	tons
Gold oz mined	45,341	83,756	oz
Ore tons processed	253,494	440,973	tons
Gold grade processed	0.145	0.139	oz/t
Gold recovery	80.4	83.6%
Gold oz produced	29,618	56,508	oz
Gold oz sold	28,758	55,468	oz
Silver oz sold	34,397	84,539	oz

Contango's Share (on a 30% basis)[1]
Gold oz produced	8,885	16,952	oz
Gold oz sold	8,627	16,639	oz
Total gold equivalent oz produced2&3	9,015	17,393	oz
Silver oz sold	10,319	25,361	oz
Total gold sales	$36,750,118	$75,682,854
Total silver sales	$749,096	$2,007,485
Cash costs on a by-product basis, per oz sold[3]	$2,641	$2,665	per oz sold
AISC on a by-product basis, per oz sold[3]	$2,877	$2,830	per oz sold

Principal debt repayments	$1,000,000	$2,000,000
Remaining debt balance	$12,600,000	$12,600,000
Average realized spot gold price	$4,328	$4,621	per oz sold
Cash distributions received from Peak Gold JV	$9,000,000	$18,000,000

Notes:

1.
Certain numbers have been rounded for presentation purposes.
2.
Gold equivalent oz calculated using a factor of 85.1 to 1 for conversion of silver oz.
3.
See non-GAAP measures disclosed in the Company’s 10Q for the period ended June 30, 2026.

Manh Choh Mine:

Peak Gold JV delivered a $9 M cash distribution to Contango during the second quarter. Operational momentum continues on schedule, with the third mining campaign of 2026 set to commence in late August. Production for this campaign is guided at 11,000 to 12,000 gold equivalent ounces to Contango’s account.

Lucky Shot Project:

Underground Drilling & Development: Underground infill drilling continued to support a Feasibility Study targeted for H1 2027, paving the way for a 2027 production decision focused on a high-grade Direct Shipping Ore (DSO) model targeting 40,000 to 50,000 gold ounces per year. Assays from the initial underground phase continue to yield high-grade intercepts, highlighted by 0.17 meters grading 972.10 g/t Au (including visible gold in hole LSU26091, previously released May 5, 2026 and June 16, 2026). Underground development has re-commenced with contractor GMS on site advancing access and drill platforms along the main Enserch tunnel, West drift, and new East drift.

Surface Drilling Underway: Surface drilling commenced on June 22, 2026, with two helicopter-supported rigs mobilized to site. A 26-hole, 6,000-meter campaign is currently underway to infill the Coleman resource and execute step-out drilling testing structural continuity toward the Lucky Shot vein system. The surface program has completed approximately 3,500 meters of a 6,000 meter drill program to date.

Kitsault Valley Project:

40,000-Meter Drill Campaign: A $25 M surface drilling program launched in late May, with over 20,000 meters completed by the end of Q2. The program is infilling known resources across Homestake, Wolf, Dolly Varden, North Star, and Torbrit, while testing exploration targets across the company’s wider holdings in the southern corner of B.C.’s Golden Triangle.

Path to Development: An updated Mineral Resource Estimate (“MRE”) is expected in Q3 2026, which will form the backbone of an Initial Assessment (“IA”) preliminary development plan targeted for release in 2027.

Johnson Tract Project:

Road & Portal Access: Earthworks are actively advancing on the 2.6-mile access road linking camp to the proposed portal site. Equipment mobilization via barge and helicopter continued through July, with earthworks ongoing and planned to continue through October.

Permitting & Site Preparation: Environmental and baseline field programs are in full swing for the season. Several FAST-41 permitting milestones already completed and the project remains on schedule for underground exploration tunnel construction to begin in 2027.

Repayments of Debt, Reduction of Hedge Contracts and Financing:

•
The Company’s cash and cash equivalents position as of June 30, 2026 was $89.0 M.

•
In Q2-2026, Contango repaid $1.0 M on the credit facility, reducing the outstanding principal balance to $12.6 M, before the amendment to its credit facility.

•
As of the date of this release, the remaining carry trade contracts total 11,000 ounces which mature in September and December 2026.

Corporate Development Activities

Amendment to the Credit Facility:

On July 1, 2026, the Company amended its Credit Agreement pursuant to which the delivery of a total 15,000 hedge contracts maturing between March and June 2027 were eliminated in exchange for (i) an increase of $33.7 M on the Company's secured credit facility and (ii) the purchase of 15,000 put option contracts with a strike price of $3,100 per ounce and maturities in March and June 2027. As a result of the amendment, the aggregate principal amount outstanding under the secured credit facility increased to $46.3 M.

Principal repayments of the secured credit facility are amended as follows:

•
September 30, 2026: $1.0 M;
•
December 31, 2026: $1.0 M;
•
March 31, 2027: $15.5 M; and
•
June 30, 2027: $28.8 M.

Purchase of Underlying Lease and NSR for Lucky Shot Project:

On May 4, 2026, the Company entered into a purchase agreement (the “LSA Purchase Agreement”) with Alaska Hardrock Inc. for the purchase of mineral claims, including a 2% net smelter return royalty, property, equipment and improvements for a total consideration of $16,074,000 comprised of: (i) $300,000 advance (paid); (ii) $1,709,250 deposit payable upon signing of the agreement (paid); (iii) $4,064,750 payable at closing; and (iv) $10,000,000 secured promissory note bearing 5% per annum, compounded monthly, and maturing four years after closing date. The transaction closed on July 1, 2026 with a payment of $4,064,750.

Settlement of Milestone Payments for Lucky Shot Project:

On June 26, 2026, the Company settled $18.75 M of milestone payments on the Lucky Shot project with a payment of $5.0 M and the issuance of 100,000 shares of common stock for total consideration of $6.6 M.

Statement of Operations for Q2-2026 compared to Q2-2025:

The Company reported total loss from operations of $8.5 M in Q2-2026 compared to income of $23.0 M for Q2-2025. In Q2-2026, the Company reported adjusted net loss of $5.5 M compared to net income of $28.8 M for Q2-2025. The Company reported net income of $4.8 M or $0.14 income per fully diluted share. This compares to a net income of $15.9 M for Q2-2025 or $1.24 income per fully diluted share. The net income for Q2-2026 and Q2-2025 includes a gain/(loss) on derivative contracts related to the hedges in the amounts of $10.3 M and ($12.8) M, respectively.

Statement of Cash Flows for YTD-2026 compared to YTD-2025:

Net cash used in operating activities was $50.3 M for YTD-2026 compared to $36.9 M provided by operating activities in YTD-2025. The reduction in net cash provided by operating activities was primarily driven by the settlement of hedge contracts and lower cash distributions received from the Peak Gold JV recognized during YTD-2026. Cash provided by investing activities was $20.4 M for YTD-2026 compared to $nil M in YTD-2025. Cash provided by financing activities in YTD-2026 was $54.8 M, primarily related to cash proceeds from an equity offering offset by principal repayments of $2.0 M on the credit facility. This compares to cash outflows of $20.5 M in YTD-2025, primarily related to principal repayments of $22.0 M on the credit facility. The Company’s cash and cash equivalents position as of June 30, 2026 was $89.0 M compared to $64.8 M as of December 31, 2025.

Adjusted Net Income/(Loss) (Non-GAAP)

Management uses Adjusted Net Income/(Loss) to evaluate the Company’s operating performance, and to plan and forecast operations. The Company believes the use of Adjusted Net Income/(Loss) reflects the underlying operating performance of our core mining business and allows investors and analysts to compare results of the Company to similar results of other mining companies. Management’s determination of the components of Adjusted Net Income/(Loss) is evaluated periodically and is based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income/(loss) (GAAP) is reconciled to Adjusted net income/(loss) (Non-GAAP) adjusted for (gain)/loss on derivative contracts in the following table:

Q2-2026	Q2-2025	YTD-2026	YTD-2025

	($)	($)	($)	($)
Net income/(loss)	4,786,987	15,924,865	(9,518,603)	(6,623,460)
(Gain)/loss on derivative contracts	(10,308,985)	12,844,803	8,717,397	53,320,459
Adjusted net income/(loss)	(5,521,998)	28,769,668	(801,206)	46,696,999

Conference Call and Webcast

Contango will host a conference call and webcast to discuss the first quarter results on Friday, August 14, 2026, at 12:00pm EST / 9:00am PST. Participants may join the webcast using the following call-in details: https://6ix.com/event/contango-silver-and-gold-q2-financials-2026.

ABOUT CONTANGO

Contango is an NYSE American and TSX-listed mining company that engages in the exploration for and development of silver, gold, and associated minerals with a growth strategy focused on district-scale silver and gold exploration in British Columbia’s Golden Triangle funded by high-grade gold production in Alaska. The Company's flagship Canadian asset comprises approximately 247,000 acres (100,000 hectares) of prospective silver-gold mineral tenures in and around the Kitsault Valley, the southern cornerstone of the Golden Triangle. In Alaska, Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for production and exploration on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, operator of the Peak Gold JV. The Company and its subsidiaries also hold: (i) a lease on the Johnson Tract project, which consists of mineral rights to approximately 21,000 acres located near tidewater, 125 miles southwest of Anchorage, Alaska, from the underlying owner, CIRI; (ii) 100% ownership of the Lucky Shot project, which consists of mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims located in the Willow Mining District about 75 miles north of Anchorage, Alaska; (iii) mineral rights to approximately 145,000 acres of State of Alaska mining claims; and (iv) mineral rights to approximately 11,700 acres of State of Alaska mining claims and upland mining leases, all of which give Contango the exclusive right to explore and develop minerals on these lands.

Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information and forward-looking statements within the meaning of applicable securities (“Forward-looking Statements”). These include statements regarding Contango’s plans and expectations for its properties and operations, the content within future annual filings, operations in respect of Contango mineral properties and any benefits of investment in Contango. The Forward-looking Statements regarding Contango are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “intends”, “believes”, “ensures”, “forecasts”, “predicts”, “proposes”, “contemplates”, “aims”, “seeks”,

“continues”, “potential”, “positioned”, “strategy”, “outlook”, “future”, “going forward”, “designed to”, and similar expressions or other words of similar meaning, and the negatives thereof, or stating that certain actions, events or results “may”, “might”, “will”, “should”, “would”, or “could” be taken, or that they are “possible”, “probable”, or “likely” to occur or be achieved). However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking Statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves); risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks; risks related to weather and other natural disasters; uncertainties as to the availability and cost of financing; risks relating to the Company's indebtedness under the Amended Credit Facility, including its ability to service or repay that debt on or ahead of schedule and the effect of changes in interest rates; the Company's unhedged exposure to gold prices and the effectiveness of its price protection strategy; and the Company's ability to achieve anticipated production and grades at Manh Choh, which depends in part on the operator of the Peak Gold JV; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any Forward-looking Statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the Forward-looking Statements. Forward-looking Statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update Forward-looking Statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango Silver & Gold Inc.

Rick Van Nieuwenhuyse

(907) 388-7770

www.contangoore.com